Exhibit 10.12

PLAYTIKA HOLDING CORP.

RETENTION PLAN

RETENTION AWARD AGREEMENT

This Retention Award Agreement (the “Agreement”), dated as of ______ __, ____ (the “Grant Date”), is made by and between Playtika Holding Corp. (the “Company”) and ______________ (“you” or the “Participant”). This Agreement is made under the terms of the Playtika Holding Corp. Retention Plan (as may be amended from time to time, the “Plan”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

1. Grant of Retention Award. The Company hereby grants to you a Retention Award of ____ Retention Units. Your Retention Award (the “Award”), to the extent such Award is not forfeited, as provided under this Agreement and the Plan, shall confer upon you the right to receive a payment in each Annual Retention Pool in accordance with the terms and conditions of this Agreement and the Plan. Your expected annual payment from each Annual Retention Pool is $______.

2. Terms and Conditions of Retention Award. You shall be eligible to receive one or more payments in respect of your Award on the terms and conditions outlined in Sections 4 and 6 of the Plan. You acknowledge that a summary of the material terms of the Plan has been made available to you.

3. No Tax Advice. None of the Company, the Board or the Administrator has made any commitment or guarantee to you that any federal, state or local tax treatment will (or will not) apply or be available to you, and you are in no manner relying on the Company, the Board, the Administrator or their representatives for an assessment of such tax treatment. You acknowledge and agree that you have consulted with any tax consultants that you deem advisable in connection with this Award and that you are not relying on the Company, the Board, Administrator or any of their representatives for tax advice.

4. Miscellaneous.

(a) Administrator. The Administrator shall make all determinations under the Plan and this Agreement in the Administrator’s sole discretion and all such determinations shall be final and binding on you and on all other persons having or claiming any interest in this Award.

(b) No Right to Continued Service. Nothing in the Plan or this Agreement shall confer upon you any right to continue in the employment or service of the Company or any of its Affiliates, or shall interfere with or restrict in any way the rights of the Company or any of its Subsidiaries or other Affiliates, or shall interfere with or restrict in any way the rights of the Company or any of its Subsidiaries or other Affiliates, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any of its Subsidiaries or other Affiliates.

(c) Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

(d) Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any otherwise governing principles of conflicts of law.

(f) Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted (without limitation) by facsimile or e-mail, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(g) Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. The Administrator may amend or terminate this Agreement at any time. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(h) Incorporation of Plan. The Plan, as it may hereafter be amended, is incorporated herein by reference and made a part of this Agreement and shall control the rights and obligations of the parties under this Agreement. Without limiting the generality of the foregoing or any other provision hereof, the provisions of the Plan are hereby expressly incorporated into this Agreement as if first set forth herein and applicable to this Award. If any conflict arises between the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PLAYTIKA HOLDING CORP.
By:
Name:
Title:

You hereby accept and agree to be bound by all of the terms and conditions of this Agreement.

PARTICIPANT:
Name:

[Signature Page to Retention Award Agreement]